Exhibit 10.3

SECOND ALLONGE TO RATE PROTECTION TERM NOTE

Reference is made to the Rate Protection Term Note dated September 25, 2002 made by II-VI Japan Incorporated in favor of PNC Bank, National Association, as amended by Allonge to Rate Protection Tern Note dated September 25, 2006 (as so amended, the “Note”).

1. Section 2(a) of the Note is hereby amended to delete the phrase “December 25, 2007” and to insert in lieu thereof the phase “ September 30, 2011”.

2. Except as set for the above, the Note shall remain unamended and in full force and effect.

Witness the due execution hereof this 23rd day of October, 2006.

II-VI JAPAN INCORPORATED

WITNESS / ATTEST:

/s/ Miwa Izu	By:	/s/ Yasuhiro Sakakibara	(SEAL)
Print Name: Miwa Izu	Print Name:	Yasuhiro Sakakibara
Title: Accountant	Title:	President

PNC BANK, NATIONAL ASSOCIATION

	By:	/s/ Troy Brown
	Print Name:	Troy Brown
	Title:	Vice President